       EX-23.1

                         INDEPENDENT AUDITORS CONSENT


                                 EXHIBIT 23.1
                                 ------------

            Consent of Deloitte & Touche LLP, independent auditors.

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 33-77820, 33-77814, 33-69846, 33-69848, 33-66540, 33-66542, 33-63723, 333-02617,
333-38017, 333-50831, 333-90233, 333-90255 and 333-41812 of Bush Industries,
Inc. on Form S-8 and 333-14819 and 333-09291 of Bush Industries, Inc. on Form S-3 of our report dated February 2, 2001, appearing in this Annual Report on Form 10-K of Bush Industries, Inc. for the year ended December 30, 2000.

Deloitte & Touche LLP
Buffalo, New York

March 19, 2001